UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 6, 2004


                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                       1-2207              38-0471180
        ------------                   ---------           --------------
        (State or other                (Commission         (I.R.S. Employer
        jurisdiction of                File No.)           Identification No.)
        incorporation of
        organization)

        280 Park Avenue
        New York, New York                                      10017
        -----------------------------                      -----------------
        (Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code:   (212) 451-3000


        ----------------------------------------------------------------------
        (Former name or former address, if changed since last report)



Item 12.  Results of Operations and Financial Condition

     On May 6, 2004, Triarc Companies, Inc. (the "Company") issued a press release announcing its results for the fiscal quarter ended March 28, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of Triarc Companies, Inc. under the Securities Act of 1933.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TRIARC COMPANIES, INC.


                                     By:
                                        -------------------------------------
                                        Stuart I. Rosen
                                        Senior Vice President
                                        and Associate General Counsel

Dated:   May 7, 2004



                                  EXHIBIT INDEX

Exhibit        Description

99.1     Press release of Triarc Companies, Inc. dated May 6, 2004




                                                          Exhibit 99.1


                                                       For Immediate Release

CONTACT:  Anne A. Tarbell
          (212) 451-3030
          www.triarc.com

                    TRIARC REPORTS FIRST QUARTER 2004 RESULTS

     New York, NY, May 6, 2004 - Triarc Companies, Inc. (NYSE: TRY; TRY.B) announced today the results of operations for its first quarter ended March 28, 2004.

                                   Highlights

     o Consolidated revenues decreased slightly to $69.2 million in the 2004 first quarter from $69.7 million in the 2003 first quarter primarily reflecting a decline in net sales from company-owned restaurants, partially offset by an increase in royalties and franchise and related fees. Net sales from the company-owned restaurants were $46.7 million in the 2004 first quarter, down from $48.5 million in the 2003 first quarter. Royalties and franchise and related fees were $22.5 million in the 2004 first quarter, up from $21.2 million in the 2003 first quarter.

     o Consolidated revenues were positively impacted by royalties from 126 franchised restaurants opened since March 30, 2003, with generally higher than average sales volumes, replacing the royalties from 73 generally underperforming franchised restaurants closed since March 30, 2003. 2004 first quarter same store sales for franchised restaurants were flat compared to weak 2003 first quarter same store sales.

     o Revenues from company-owned restaurants reflect a 3% decline in same store sales at company-owned restaurants as well as the closure of three underperforming company-owned restaurants since March 30, 2003. Contributing to the decline in the same-store sales of company-owned restaurants in the 2004 first quarter was a decrease in sales in the Michigan region, reflecting that region's continuing high unemployment while same store sales elsewhere in the United States, on an aggregate basis, were essentially flat. 2004 first quarter same store sales at company-owned restaurants also reflect increased price promotions compared with the 2003 first quarter.

     o Consolidated operating profit decreased to approximately breakeven in the 2004 first quarter compared with a profit of $3.6 million in the 2003 first quarter, principally reflecting the effect of lower net sales from company-owned restaurants in the 2004 period discussed above. Also affecting the comparison was an increase of $1.1 million in cost of goods sold, principally due to the impact of higher beef costs in the 2004 first quarter, as well as a $1.1 million increase in advertising and selling expenses, principally reflecting a difference in timing of Arby's periodic contributions for national advertising support for 2004, and a $0.9 million increase in general and administrative expenses, principally due to severance charges.

     o Our restaurant business posted an operating profit of $12.0 million in the 2004 first quarter versus $16.1 million in the 2003 first quarter, principally reflecting the factors discussed above.

     o Consolidated depreciation and amortization was $3.4 million in both the 2004 first quarter and the 2003 first quarter. Consolidated depreciation and amortization includes depreciation and amortization of our restaurant operations of $2.0 million in both the 2004 first quarter and the 2003 first quarter.

     o Consolidated interest expense increased to $9.6 million in the 2004 first quarter from $8.5 million in the 2003 first quarter, reflecting the impact of $175 million of Triarc 5% convertible notes due 2023 issued in May 2003, the effects of which were partially offset by lower balances of the Arby's securitization debt and the Sybra debt.

     o Consolidated net investment income increased to $6.5 million in the 2004 first quarter from $3.1 million in the 2003 first quarter, due to higher interest income primarily reflecting investment in higher-yielding debt securities and, to a lesser extent, higher average balances on cash equivalents and short-term debt instruments, as well as the recognition of higher net gains from investments in the 2004 period.

     o In the 2004 first quarter, we expensed $0.8 million of costs related to a proposed business acquisition we did not pursue. There were no such costs in the 2003 first quarter.

     o Consolidated net loss was $(3.2) million, or $(0.05) per Class A and Class B share, in the 2004 first quarter compared to $(2.0) million, or $(0.03) per Class A and Class B share, in the 2003 first quarter. This change reflects the factors discussed above. The per share amounts discussed above give effect to the Company's September 2003 stock distribution of two shares of Class B Common Stock, Series 1, for each share of Class A Common Stock.

     o Systemwide domestic same store sales were flat in the 2004 first quarter versus a decline of (2.3)% in the 2003 first quarter. We currently expect systemwide same store sales to be positive for the 2004 fiscal year, reflecting the impact of new product introductions which began in April 2004 and other factors.

     o In the 2004 first quarter, the Arby's(R) system opened 22 new units and closed 17 generally underperforming units. As of March 28, 2004, Arby's had commitments from franchisees to build 455 new units through 2011.

     Commenting on corporate developments, Nelson Peltz, Triarc's Chairman and Chief Executive Officer, said: "We recently reported that we are in preliminary discussions with certain owners of Deerfield & Company LLC, which through its subsidiary Deerfield Capital Management LLC is a Chicago-based investment manager, concerning the possible acquisition by Triarc of a controlling interest in Deerfield and an additional capital commitment by Triarc. Together, the purchase price and the capital commitment are currently expected to be in the aggregate amount of approximately $185 million. We also reported that we intend to form jointly with Deerfield an investment advisor to manage the assets of Triarc Deerfield Investment Corporation, a newly-formed business development company that filed a registration statement with the Securities and Exchange Commission on April 19, 2004 relating to a proposed $750 million initial public offering of its common stock."

     Peltz added: "As we look ahead, we continue to review our options to deploy our substantial liquidity through acquisitions, additional share repurchases and investments, with the goal of further increasing stockholder value."

     Commenting on restaurant operations, Peter May, Triarc's President and Chief Operating Officer, said: "Industry discounting and increasing competition combined to depress Arby's results in 2003. Towards the end of the 2004 first quarter, systemwide results began to stabilize despite a challenging environment. As we look ahead, we believe that the Arby's system is implementing the appropriate plans to return Arby's to its historical growth."

     May added: "The Arby's leadership has developed a new line of customized and nutritionally balanced Market Fresh(R) salads, which were introduced on a nationwide basis beginning in April. In response to the recent trend toward offering menu choices low in carbohydrates, Arby's has also introduced a line of Market Fresh(R) Low Carbys(TM) wraps. In addition, our Arby's management team is focused on expanding Arby's unit development pipeline, improving its advertising effectiveness and continuing to work with franchisees in growing the Arby's brand in an increasingly competitive industry."

     Triarc is a holding company and, through its  subsidiaries,  the franchisor
of  the  Arby's   restaurant  system  and  the  operator  of  approximately  235 restaurants located in the United States.

                                      # # #

                            Notes and Table To Follow


                             NOTES TO PRESS RELEASE

     1. Systemwide same store sales represent sales at all company-owned and all franchised stores. We believe that reviewing the increase or decrease in systemwide same store sales compared with the same period in the prior year is useful to investors in analyzing the growth of the Arby's brand and assessing trends in our restaurant operations.


     2. There can be no assurance that the owners of Deerfield will enter into a definitive agreement with Triarc to sell a controlling interest in Deerfield or that such an acquisition will be completed. Triarc does not anticipate making any further announcement concerning the possible acquisition until a definitive agreement is reached or negotiations are terminated.

     3. There can be no assurance that the initial public offering of common stock of Triarc Deerfield will be completed.

     4. A registration statement relating to the securities to be issued by Triarc Deerfield Investment Corporation has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. Investors should consider the investment objectives, risks, charges and expenses of Triarc Deerfield carefully before investing. This and other information about Triarc Deerfield will be contained in a preliminary prospectus, which may be obtained, once available, from Triarc Deerfield. The preliminary prospectus should be read carefully before investing. The information in the registration statement filed with the Securities and Exchange Commission, in any preliminary prospectus and in this press release is not complete and may be changed.

     5. There can be no assurance that we will be able to identify appropriate acquisition targets or that we will be able to successfully integrate any future acquisitions into our existing operations. In addition, there can be no assurance that any share repurchases will be made in the future or that any such repurchases or acquisitions will result in additional stockholder value.

     6. The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company") and statements preceded by, followed by, or that include the words "may," "believes," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following: competition, including pricing pressures, the potential impact of competitors' new units on sales by Arby's restaurants and consumers' perceptions of the relative quality, variety and value of the food products offered; success of operating initiatives; development costs; advertising and promotional efforts; brand awareness; the existence or absence of positive or adverse publicity; new product and concept development by the Company and its competitors, and market acceptance of such new product offerings and concepts; changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as "mad cow disease" and avian influenza or "bird flu"; changes in spending patterns and demographic trends; the business and financial viability of key franchisees; the timely payment of franchisee obligations due to the Company; availability, location and terms of sites for restaurant development by the Company and its franchisees; the ability of franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development; delays in opening new restaurants or completing remodels; anticipated or unanticipated restaurant closures by the Company and its franchisees; the ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants; changes in business strategy or development plans, and the willingness of franchisees to participate in the Company's strategy; business abilities and judgment of the Company's and franchisees' management and other personnel; availability of qualified restaurant personnel to the Company and to franchisees; availability, terms (including changes in interest rates) and deployment of capital; changes in commodity (including beef), labor, supplies and other operating costs and availability and cost of insurance; the Company's ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby's restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution; changes in national, regional and local economic, market, business or political conditions in the countries and other territories in which the Company and its franchisees operate; changes in government regulations, including franchising laws, accounting standards, environmental laws, minimum wage rates and taxation rates; the costs, uncertainties and other effects of legal, environmental and administrative proceedings; the impact of general economic conditions on consumer spending, including a slower consumer economy and the effects of war or terrorist activities; adverse weather conditions; our ability to identify appropriate acquisition targets in the future and to successfully integrate any future acquisitions into our existing operations; and other risks and uncertainties affecting the Company detailed in the Company's Form 10-K for the fiscal year ended December 28, 2003 (see especially "Item 1. Business-Risk
Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations") and in our other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond our control. We will not undertake and specifically decline any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.



                             Triarc Companies, Inc.
                 Condensed Consolidated Statements of Operations
                Quarters Ended March 30, 2003 and March 28, 2004


                                                                         2003                  2004
                                                                  (In thousands except per share amounts)
                                                                                (Unaudited)

Revenues:
  Net sales                                                              $  48,497             $  46,724
  Royalties and franchise and related fees                                  21,237                22,467
                                                                         ---------             ---------
                                                                            69,734                69,191
                                                                         ---------             ---------
Costs and expenses:
  Cost of sales, excluding depreciation and amortization                    36,255                37,385
  Advertising and selling                                                    3,100                 4,167
  General and administrative                                                23,380                24,310
  Depreciation and amortization, excluding
    amortization of deferred financing costs                                 3,383                 3,351
                                                                         ---------             ---------
                                                                            66,118                69,213
                                                                         ---------             ---------
      Operating profit (loss)                                                3,616                   (22)
Interest expense                                                            (8,458)               (9,634)
Insurance expense related to long-term debt                                 (1,092)                 (991)
Investment income, net                                                       3,141                 6,524
Costs related to proposed business acquisition not consummated                  --                  (753)
Other income, net                                                              557                   729
                                                                         ---------             ---------
      Loss before income taxes                                              (2,236)               (4,147)
Benefit from income taxes                                                      262                   991
                                                                         ---------             ---------
      Net loss                                                           $  (1,974)            $  (3,156)
                                                                         =========             =========

Basic and diluted loss per share:
  Class A common stock                                                   $   (.03)             $   (.05)
                                                                         ========              ========
  Class B common stock                                                   $   (.03)             $   (.05)
                                                                         ========              ========

Shares used to calculate loss per share (a):
  Class A common stock                                                      20,413 (b)            19,992 (b)
                                                                         =========             =========
  Class B common stock                                                      40,826 (b)            40,154 (b)
                                                                         =========             =========


     (a) The calculations of loss per share reflect the effect of the Company's September 2003 stock distribution of two shares of a newly designated series of Class B common stock for each issued share of Class A common stock.

     (b) The shares used to calculate diluted loss per share are the same as those used to calculate basic loss per share in periods with losses and, therefore, the effect of all potentially dilutive securities would have been antidilutive. Had the Company reported income for such periods, the shares used to calculate diluted income per Class A common share would have been 21,780,000 for the 2004 first quarter and 21,747,000 for the 2003 first quarter, reflecting the effect of dilutive stock options. The shares used to calculate diluted income per Class B common share would have been 43,729,000 for the 2004 first quarter and 43,494,000 for the 2003 first quarter, also reflecting the effect of dilutive stock options. The effects of dilutive stock options represented in such amounts reflect the average price of the Company's stock during the indicated periods. These dilutive effects may not be representative of the effects that may occur in future periods. Accordingly, this information is presented for informational purposes only. In addition to the effect of dilutive stock options, the Company's 5% Convertible Notes are convertible into 4,375,000 shares of the Company's Class A common stock and 8,750,000 shares of the Company's Class B common stock. Such additional shares were not included in the diluted shares above due to the substantial income that would be required before the Convertible Notes became dilutive.